Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211702) of Prima BioMed Ltd of our report dated October 3, 2016 relating to the financial statements, which appears in Prima Biomed Ltd’s Form 20-F for the year ended June 30, 2016.

/s/ PricewaterhouseCoopers

Sydney, Australia

June 28, 2017